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                                                                     Exhibit 5.1

                     Wolf, Block, Schorr and Solis-Cohen LLP
                          1650 Arch Street, 22nd Floor
                             Philadelphia, PA 19103

                                November 15, 2001

Philadelphia Consolidated Holding Corp.
One Bala Plaza, Suite 100
Bala Cynwyd, PA  19004

        Re: Registration Statement on Form S-3

Ladies and Gentlemen:

        As counsel for Philadelphia Consolidated Holding Corp., a Pennsylvania corporation (the "Company"), we have assisted in the preparation of a Registration Statement on Form S-3 (the "Registration Statement") in connection with the proposed offer and sale of up to 4,600,000 shares of the Common Stock, no par value (the "Shares") of the Company, of which up to 3,600,000 Shares will be offered by the Company (the "Company Shares") and 1,000,000 Shares will offered by a selling shareholder (the "Selling Shareholder Shares"). The Shares will be sold pursuant to a Purchase Agreement among the Company, the selling shareholder, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC, as representatives of the several underwriters.

        In connection therewith, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of such records, instruments, documents and matters of law as we have deemed necessary or appropriate for the purpose of rendering this opinion. In our examination of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

        Based upon and subject to the foregoing, it is our opinion that (i) the Company Shares have been duly authorized, and, when issued, sold and delivered as described in the Registration Statement, the Company Shares will be validly issued, fully paid and non-assessable, and (ii) the Selling Shareholder Shares have been duly authorized and are validly issued, fully paid and non-assessable.

        We hereby consent to the reference to our firm in the Registration Statement under the Prospectus caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,

                                    /s/  Wolf, Block, Schorr and Solis-Cohen LLP